EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 2005, which appears within Form 10-KSB of World Energy Solutions, Inc. f/k/a Advanced 3-D Ultrasound Services, Inc. for the year ended December 31, 2004.

/s/ Ferlita, Walsh & Gonzalez, P.A.
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Ferlita, Walsh & Gonzalez, P.A.
Certified Public Accountants
Tampa, Florida

February 1, 2006